1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event: May 6, 2005
(date of earliest event reported)

Diversified Financial Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-22373	58-2027283
(Commission File Number)	(IRS Employer Identification Number)

8765 Aero Drive, Suite 221, San Diego, California 92123
(Address of principal executive offices)

(858) 244-6035
(Registrant's telephone number, including area code)

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On May 6, 2005, a resolution of the Board of Directors of the Registrant authorized the issuance of 430,000,000 restricted common stock to be issued to John Chapman, President of the Registrant for partial payment of salary due to him for his services as President in the sum of $43,000. The issuance was carried out pursuant to Section 4(2) of the Securities Act of 1933. (The number of shares issued to Mr. Chapman was incorrectly reported as 430 billion shares rather than 430 million shares in the 8-K filed on May 9, 2005.)

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included as part of this report:

EXHIBIT NO.	PAGE NO.	DESCRIPTION

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diversified Financial Resources, Inc.

Signature	***Date***
/s/ Dennis Thompson Dennis Thompson as CEO, President and Director	May 18, 2005